UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2021
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Certificate of Incorporation
On April 28, 2021, the stockholders approved an amendment to the Amended and Restated Certificate of Incorporation (“Amended Certificate”) reflecting a change to Article Five, Section 5.2(b). Article Five of the Company’s Certificate of Incorporation provides for a specified number of JBS Directors and Equity Directors, based upon the percentage ownership of JBS in the Company. In particular, the Certificate of Incorporation provides that the JBS Stockholder will have seven (7) directors if it owns at least 80% of our issued and outstanding Common Stock and eight (8) directors if it owns at least 90% of our issued and outstanding Common Stock. Under the filed amendment, the JBS Nominating Committee may choose to maintain only six (6) JBS Directors on the Board (rather than seven (7) or eight (8), respectively) if it beneficially owns at least 80% of our issued and outstanding Common Stock, in which case there would be three (3) Equity Directors (rather than two (2) Equity Directors or one (1) Equity Director, respectively). The Amended Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Amendment to Bylaws
On March 24, 2021, the Board approved a corresponding amendment to Article Three, Section 3.3 of our Amended and Restated Corporate Bylaws (“Amended Bylaws”), which became effective on April 28, 2021. The complete text of the Amended Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 28, 2021, Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:
1.The election of six JBS Directors to the Board of Directors.
2.The election of three Equity Directors to the Board of Directors.
3.A stockholder advisory vote on executive compensation.
4.The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 26, 2021.
5.A vote on an amendment to the Amended and Restated Certificate of Incorporation.
6.A vote on a stockholder proposal to provide a report regarding the reduction of water pollution.
7.A vote on a stockholder proposal to integrate ESG metrics into executive compensation.
Board of Director Election Results
The stockholders of the Company elected all of the Company’s nine nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Gilberto Tomazoni	212,847,246	17,475,398	5,570,361
Wallim Cruz De Vasconcellos Junior	229,229,385	1,093,259	5,570,361
Vincent Trius	212,884,238	17,438,406	5,570,361
Andre Nogueira de Souza	212,945,468	17,377,176	5,570,361
Farha Aslam	229,764,277	558,367	5,570,361
Joanita Karoleski	228,109,297	2,213,347	5,570,361
Michael L. Cooper	228,999,808	1,322,686	5,570,361
Arquimedes A. Celis	229,738,667	583,676	5,570,361
Ajay Menon	229,957,778	364,716	5,570,361
Say on Pay Results
The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
227,202,266	2,958,453	162,075	5,570,361
Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm Results
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 26, 2021 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
235,012,685	834,124	46,346	0
Amendment to the Amended and Restated Certificate of Incorporation
The stockholders voted for the amendment to the Amended and Restated Certificate of Incorporation.

For	Against	Abstain	Broker Non-Votes
230,155,348	111,114	56,332	5,570,361

Stockholder Proposal to Provide a Report Regarding the Reduction of Water Pollution
The stockholders voted against the Board of Directors providing a report regarding the reduction of water pollution.

For	Against	Abstain	Broker Non-Votes
25,256,618	204,825,235	240,941	5,570,361
Stockholder Proposal to Integrate ESG Metrics into Executive Compensation
The stockholders voted against the integration of ESG metrics into executive compensation.

For	Against	Abstain	Broker Non-Votes
11,760,164	218,183,786	378,844	5,570,361

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, dated as of April 28, 2021.

3.2	Amended and Restated Corporate Bylaws of Pilgrim's Pride Corporation, as amended dated as of April 28, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 3, 2021	/s/ Matthew Galvanoni
Matthew Galvanoni
Senior Vice President and Chief Financial Officer